UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2006 (July 25, 2006)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Stock Purchase Agreement/MOU

In connection with an exclusive collaboration between Momenta Pharmaceuticals, Inc. (the “Company”) and Novartis Pharma AG (the “Investor”), on July 25, 2006, the Company and the Investor entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Investor has agreed to purchase 4,708,679 shares (the “Shares”), of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), representing approximately 13% of the Company’s Common Stock expected to be outstanding after the Closing, for $15.93 per Share, or an aggregate purchase price of $75,000,000.  The closing of the purchase and sale of the Shares to the Investor is subject to customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.  In connection with such closing, the Memorandum of Understanding with respect to the collaboration (the “MOU”) executed between Sandoz AG (an affiliate of the Investor)(“Sandoz”) and the Company on July 25, 2006 (as discussed below) shall become effective.

Investor Rights Agreement

In addition, on July 25, 2006, the Company and the Investor entered into an Investor Rights Agreement (the “Investor Rights Agreement”) pursuant to which the Company has granted to the Investor certain registration rights and inspection rights, and the Investor has agreed to certain standstill obligations.  Specifically, the Investor will be entitled to “piggyback” and demand registration rights under the Securities Act of 1933, as amended, with respect to the Shares.

The Company has also granted the Investor inspection rights whereby, subject to certain exceptions, the Investor may visit and inspect the Company’s properties and records, discuss the Company’s business and financial affairs with its officers, employees and other agents, and meet, at least twice a year, with the members of the Company’s Board of Directors.

The Investor has agreed, until the earliest of (i) the termination of the MOU (or, if later entered into, a Collaboration and License Agreement between the parties), (ii) the Termination Date (as defined in the Investor Rights Agreement) and (iii) 24 months from the date of the closing of the purchase of the Shares, not to acquire any voting securities of the Company (other than an acquisition resulting in the Investor and its affiliates beneficially owning less than 13.5%  of the total outstanding voting securities of the Company), make any public proposal for any merger, other business combination or other extraordinary transaction involving the Company, its securities or material assets or seek to control or influence the management, Board of Directors or policies of the Company, in each case subject to specified exceptions described in the Investor Rights Agreement.

Memorandum of Understanding

The MOU will become effective on the closing of the purchase of the Shares.  Under the terms of the MOU, the Company and Sandoz will exclusively collaborate on the development and commercialization of four follow-on and complex generic products for sale in specified regions of the world.  Each party has granted the other an exclusive license under its intellectual property rights to develop and commercialize such products for all medical indications in the relevant regions.  Sandoz has final decision-making authority with respect to certain development, regulatory and commercial decisions for certain products.

Costs will be borne by the parties in varying proportions, depending on the type of expense and the product.  The Company is also eligible to receive up to $188 million in milestone payments if all milestones are achieved for the four product candidates.  The parties will share profits in varying proportions, depending on the product, with the Company receiving fifty percent of the profits with respect to one of the products.

Sandoz will indemnify the Company for various claims, and a certain portion of such costs may be offset against certain future payments received by the Company.

The MOU may be terminated if either party breaches the MOU or files for bankruptcy.  In addition, the following termination rights apply to some of the products, on a product-by-product basis: (i) if clinical trials are required, (ii) at Sandoz’ convenience within a certain time period, (iii) if the parties agree, or the relevant regulatory authority states in writing, that the Company’s intellectual property does not contribute to product approval, or (iv) if Sandoz decides to permanently cease development and commercialization of a product.

The parties will negotiate the terms of a definitive Collaboration and License Agreement pursuant to the terms of the MOU, using commercially reasonable efforts to execute such definitive agreement within a specified period of time.  The terms of the MOU will remain in effect until a definitive Collaboration and License Agreement is executed.

In addition, the Company and Sandoz may negotiate additional collaboration agreements with respect to other mutually selected products.  Sandoz has the right to (i) select a certain number of these mutually selected products and (ii) negotiate expanded territories for certain products already part of the collaboration; for which, if the Company and Sandoz do not execute a definitive agreement within a specified time frame, the Company is permitted to enter into a transaction for such opportunity with a third party, provided that the terms which the Company gives to that third party can be no less favorable, taken as a whole, to the Company than the terms last offered to Sandoz.  If the Company does not enter into a transaction with a third party in a specified time frame, then the negotiations between the Company and Sandoz with respect to such product will start again, with the corresponding rights and obligations if the parties do not execute a definitive agreement within the specified time frame.

Item 3.02.         Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the sale and issuance of Shares to the Investor is incorporated herein by reference.

The Shares that may be issued to the Investor upon the satisfaction of the closing conditions set forth in the Stock Purchase Agreement, as described above, will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving any public offering. The Investor has represented to the Company in the Stock Purchase Agreement that it is acquiring the shares for investment and not distribution, that it can bear the risks of the investment and that it has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the offering of the Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: July 25, 2006	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer (Principal Financial Officer)